Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "YOTTA ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE THIRD DAY OF JANUARY, A.D. 2022, AT 9 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5415612 8100
SR# 20220013919

Authentication: 202323986
Date: 01-05-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:46 AM 01/04/2022
FILED 09:00 AM 01/03/2022
SR 20220013919 - File Number 5415612

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
YOTTA ACQUISITION CORPORATION

Yotta Acquisition Corporation, a Delaware corporation (the "Corporation"), does hereby certify that:

First: That the sole director of the Corporation by written consent dated as of December 28, 2021, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the text of Article III and adding the following in its place:

> The total number of shares of stock which the corporation is authorized to issue is 50,000,000 shares having a par value of $0.0001 per share.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the text of Article VI thereof in its entirety.

Second: That thereafter, pursuant to §228 of the General Corporation Law of the State of Delaware, a written consent approving the amendment set forth above was signed by the holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendment was duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___28th___ day of December, 2021.

By: ______________________
(Authorized Officer)
Name: Hui Chen
Title: Chief Executive Officer